Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 of WPP Group plc on Form S-8 of our report dated June 9, 2006 appearing in this Annual Report on Form 11-K of Ogilvy & Mather Profit Sharing and 401(k) Plan for the year ended December 31, 2005.

/s/ Bencivenga Ward & Company CPAs, PC

Valhalla, New York

June 28, 2006

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